UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2007

GENERAL COMMUNICATION, INC.
(Exact name of registrant as specified in its charter)

State of Alaska	0-15279	92-0072737
(State or other Jurisdiction of	Commission File Number	(I.R.S Employer
Incorporation or organization)		Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On March 15, 2007, the registrant General Communication, Inc. and its affiliates (collectively “GCI”) and Alaska Communications Systems Group, Inc. and its affiliates (collectively “ACS”) entered into an agreement (the "Settlement Agreement") to settle issues related to the FCC’s December 28, 2006 decision on ACS’ Anchorage Forbearance Petition and other matters. The initial term of the Settlement Agreement is five years.

Under the Settlement Agreement, ACS and GCI will enter into a Global Interconnection Agreement (subject to the review and approval of the Regulatory Commission of Alaska) that will cover all ACS study areas, including ACS’ Sitka-Bush and Glacier State study areas, which are not currently covered by an ACS-GCI interconnection agreement.

The Settlement Agreement also provides that ACS will continue to provide GCI with access to unbundled network element-loops ("UNE-Ls") in the Anchorage, Fairbanks, and Juneau study areas at a rate of $23.00 per DS-0 loop per month. The per-loop price is subject to an upward or downward adjustment depending on the aggregate number of UNE and wholesale lines GCI is purchasing from ACS in all of ACS’ study areas.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL COMMUNICATION, INC.
(Registrant)

Date: March 21, 2007

	By	/s/ John M. Lowber
Name: John M. Lowber
Title: Senior Vice President,
Chief Financial Officer,
Secretary and Treasurer
(Principal Financial Officer)